FIRST AMENDMENT TO
THE RUBY TUESDAY, INC. EXECUTIVE SEVERANCE PLAN

Pursuant to Section 8.3 of the Ruby Tuesday, Inc. Executive Severance Plan (the “Severance Plan”) the Board of Directors of Ruby Tuesday, Inc. has determined to amend the Severance Plan as described in the provision below. Accordingly, effective as of April 4, 2017, the Severance Plan shall be, and it hereby is, amended, as follows:

1.	Appendix A of the Severance Plan is hereby amended to read as follows:

“Appendix A – Covered Executives and Applicable Severance Multiples

Executive Name	Title	Severance Multiple
	Chief Executive Officer	2x
	Chief Legal Officer	1.5x
	Chief Financial Officer	1.5x
	President, Ruby Tuesday Concept	1.5x
	Chief Development Officer	1.5x
	Chief Marketing Officer	1.5x
	Chief People Officer	1.5x
	Vice President	1x

”

RATIFICATION AS AMENDED. Except as amended by this Amendment, the terms and conditions of the Severance Plan are confirmed, approved and ratified, and the Severance Plan, as amended by this Amendment, shall continue in full force and effect. Any reference to the “Severance Plan” shall mean the Severance Plan as amended by this Amendment.